Exhibit 32.1

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of AmericasBank Corp. (the “Company”) each certifies that the Quarterly Report on Form 10-QSB for the quarter ended March 31, 2005, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and information contained in that Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Mark H. Anders
Mark H. Anders
President and Chief Executive Officer
May 13, 2005

/s/ A. Gary Rever
A. Gary Rever
Chief Financial Officer
May 13, 2005

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